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                                       8-K
                                 Current Report


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    Form 8-K


                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



         Date of Report (Date of earliest event reported): July 23, 1999



               PRUDENTIAL SECURITIES SECURED FINANCING CORPORATION
             (Exact name of registrant as specified in its charter)



          DELAWARE                   333-64765                 13-3411414
(State or other Jurisdiction        (Commission             (I.R.S. Employer
       Incorporation)               File Number)          Identification Number)

                               -------------------

                         One New York Plaza, 18th Floor
                          New York, New York 10292-2018
                          (principal executive offices)
                                 (212) 778-1800



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Item 5.  OTHER EVENTS
---------------------

         Description of the Certificates

         Prudential Securities Secured Financing Corporation (the "Depositor") will cause to be filed with the Securities and Exchange Commission (the "Commission") pursuant to the Commission's Rule 424 a Prospectus Supplement and the Prospectus filed as part of Registration Statement, File No. 333-64765, in connection with the Depositor's issuance of a series of certificates, entitled Commercial Mortgage Pass-Through Certificates, Series 1999-C2 (the "Certificates"), to be issued pursuant to a Pooling and Servicing agreement among the Depositor, National Realty Funding L.C. as Master Servicer and as Special Servicer, and The Chase Manhattan Bank as Trustee.

         Computational Materials

         Greenwich NatWest Limited, as agent for National Westminster Bank Plc., as underwriter of certain of the Certificates (the "Underwriter") has provided certain prospective purchasers of the Certificates with certain yield tables and other computational materials, collateral term sheets and structural term sheets (the "Computational Materials") in written form, which Computational Materials are in the nature of data tables and term sheet information relating to the assets of the trust fund in which the Certificates represent beneficial ownership, the structure of the Certificates and terms of certain classes of Certificates, and the hypothetical characteristics and hypothetical performance of certain classes and Certificates based on collateral information provided by National Realty Finance L.C., Greenwich Capital Financial Products, Inc. and/or Bridger Commercial Realty Finance LLC, under certain assumptions and scenarios.

Item 7.  FINANCIAL STATEMENTS AND EXHIBITS
------------------------------------------

                  (a)      Not applicable

                  (b)      Not applicable

                  (c)      Exhibits

EXHIBIT NO. 99 DESCRIPTION
--------------------------

         Computational Materials (as defined in Item 5) that have been provided by the Underwriter to certain prospective purchasers of the Offered Certificates.

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                                   SIGNATURES



         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:  July 27, 1999

PRUDENTIAL SECURITIES SECURED FINANCING CORPORATION


By:  /s/   Vincent Pica II
    -----------------------------
     Name: Vincent Pica II
     Title:   President





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